                                                                    Exhibit 99.1


[ELCOM INTERNATIONAL(TM)LOGO]


AT THE COMPANY:
Investor Relations
E-mail: invrel@elcom.com


                         ELCOM INTERNATIONAL, INC. REPORTS
                      FIRST QUARTER 2003 OPERATING RESULTS

NORWOOD, MA, MAY 8, 2003 - Elcom International, Inc. today announced operating results for its first quarter ended March 31, 2003.

As a result of the sale of certain assets and the assignment of the Company's United States ("U.S.") information technology products ("IT Products") and services business in March 2002, the operating and balance sheet information and financial summary table contained herein has been prepared with all historical results of the IT Products and services business included in discontinued operations. As a result, net sales, gross profit, operating profit and net loss from continuing operations reflect the Company's ongoing U.S. and U.K. eProcurement and eMarketplace technology licensing and consulting businesses.

                              Financial Summary Table
                      (in thousands, except per share amounts)
                                    (Unaudited)


                                                                          QUARTER ENDED
                                                                            MARCH 31,
                                                                     -----------------------
                                                                       2003           2002
                                                                     --------       --------
Net sales                                                            $    669       $    599
Gross profit                                                              475            506
Operating loss prior to asset impairment charge                        (1,934)        (3,830)
Asset impairment charge                                                    --           (338)
Operating loss from continuing operations                              (1,934)        (4,168)

Interest income (expense) and other, net                                   (3)            (6)
Net loss before tax                                                    (1,937)        (4,174)
Income tax benefit                                                        492             --

Net loss from continuing operations                                    (1,445)        (4,174)

Net loss from discontinued operations                                    (116)        (1,420)
Gain on disposal of discontinued operations                                --            680
Net loss from total operations                                         (1,561)        (4,914)

Basic and diluted net loss per share from continuing operations      $  (0.05)      $  (0.14)

Basic and diluted weighted average common shares outstanding           30,902         30,898

The above table, the following description and the condensed consolidated financial statements should be read in conjunction with the Risk Factors and other information contained in the Company's Annual Report on Form 10-K for the fiscal year 2002.

Net sales from continuing operations for the quarter ended March 31, 2003, which represented eProcurement and eMarketplace technology license and related services fees, were $669,000 compared to $599,000 in the comparable quarter of 2002, an increase of $70,000 or 11.7%. Professional Services fees in the U.S. and U.K. increased by $146,000, which more than offset a decrease in License and associated fees, of $76,000. Gross profit for the quarter ended March 31, 2003 decreased to $475,000 from $506,000 in the comparable 2002 quarterly period, a decrease of $31,000 or 6.1% as a result of lower dollar, but higher margin, License and associated fees, offset by higher dollar, but lower margin Professional Services fees.

The Company incurred an asset impairment charge of $338,000 in the first quarter of 2002 related to software intended to augment the Company's PECOS technology.

The Company reported an operating loss from continuing operations of $1,934,000 for the quarter ended March 31, 2003 compared to $4,168,000 reported in the comparable quarter of 2002, a decrease of $2,234,000 or 53.6%. This smaller operating loss from continuing operations in the first quarter of 2003 compared to the 2002 quarter was due to the reduction in selling, general and administrative ("SG&A") expenses and the reversal of a franchise tax accrual of $506,000 as payment was no longer deemed probable as a result of a settlement with the Inland Revenue (U.K.). A significant portion of the decline in SG&A resulted from the Company's on-going cost containment measures designed to realign its infrastructure costs to reflect lower than anticipated license revenue due to the weak economy while being able to support growing demand for professional services. Reductions in personnel resulted in a decrease in compensation expense in the first quarter of 2003 of approximately $870,000 when compared to the first quarter of 2002. In addition, the Company reduced its expenditures related to facilities and telecommunication costs by approximately $83,000 in the first quarter of 2003 compared to the first quarter of 2002.

The Company recorded a net loss from continuing operations for the first quarter of 2003 of $1,445,000 compared to a net loss from continuing operations of $4,174,000 in the first quarter of 2002, representing a decrease of $2,729,000, or 65.4%. This smaller loss included the reversal of a franchise tax accrual of $506,000 as described above and a tax benefit of $492,000 from the reversal of other tax accruals as payment was deemed no longer probable.

The Company reported a net loss from discontinued operations of $116,000 in the 2003 quarter compared to a net loss from discontinued operations in the 2002 quarter of $1,420,000. Included in discontinued operations were the financial results related to the IT Products and services business in the U.S. which was sold at the end of the first quarter of 2002.

The 2003 quarterly net loss from total operations (including both discontinued and continuing operations) was $1,561,000 compared to $4,914,000 in the 2002 quarter. Basic and diluted net loss from continuing operations per share for the first quarter of 2003 were ($0.05), compared with a basic and diluted net loss from continuing operations per share of ($0.16) in the first quarter of 2002.

Cash and cash equivalents as of March 31, 2003 were $.4 million. Although the Company recorded a net loss from total operations of $1.6 million for the three month period ended March 31, 2003, cash and cash equivalents decreased by $1.9 million between December 31, 2002 and March 31, 2003. The principal differences between the net loss and the decrease in cash and cash equivalents during the period were due to recording non-cash expenses of $0.4 million and a net decrease in working capital of $1.0 million. The implementation of cost containment programs has significantly reduced the Company's expenses and cash requirements going forward. The Company believes that it will continue to incur losses throughout 2003. On April 3, 2003, the Company signed an agreement with Cap Gemini Ernst & Young UK Plc ("CGEY") whereby CGEY would advance $980,000 in license fees to the Company. The Company believes this license fee(s) will become due during 2003 via its contract with CGEY for the Scottish Executive. Each payment is contingent upon the Company providing assistance to CGEY to set up a duplicate back-up system in Toronto, Canada in order for CGEY to be able to provide Disaster Recovery and Business Continuity Services for Elcom's clients and the Scottish Executive. These Services would be made available to Elcom's clients for a fee and would provide a back-up system to allow CGEY to provide Business Continuity Services (to host, operate and manage), Elcom's eProcurement system if Elcom were unable to do so for any reason. To date, the Company has received approximately $600,000 and expects to fulfill each remaining provision in the agreed to timetable and receive the entire amount by June 30, 2003.

As previously reported, on April 28, 2003, the Company closed a private placement of ten-year 10% Senior Convertible Debentures (the "Offering") generating net cash proceeds of approximately $700,000 to the Company. Both outside institutional and accredited investors participated in the Offering, with the majority of the investment made by three of Elcom's senior executive team and one of its directors.

Robert J. Crowell, Elcom International's Chairman and CEO, said, "We are very pleased with our results from the first quarter given overall economic conditions and a weak economy. Our net sales increased and our continuing cost containment programs are keeping the Company's expenses as low as possible while concurrently strengthening our relationship with our channel partners. Most importantly, as previously reported, I am especially pleased that Elcom was able to raise funding of approximately $700,000 (net cash to the Company) from a private placement of convertible subordinated debentures, with some from outside investors, combined with investments from myself and others of the management team and one of the directors. The fact that the Company was able to raise funding during a period of weak capital and economic environments, and also during the war with Iraq, represents a strong measure of confidence in the Company's new operating model and its prospects going forward."

John E. Halnen, President and COO added, "We now have sufficient funding to support the time expected to allow us to grow our eMarketplace initiatives with Colectric Partners, a large computer and services company, and a substantial sized value-added reseller in the IT products and services business. We also look forward to generating additional clients as the awareness of the Company increases in the marketplace."

Mr. Crowell continued, "We are also very pleased with our expanding relationship with CGEY as previously announced. As this relationship grows, we expect the Company to be introduced to more potential opportunities going forward."

ABOUT ELCOM INTERNATIONAL, INC.

Elcom International, Inc. operates two wholly-owned subsidiaries: elcom, inc., a leading international provider of remotely-hosted eProcurement and Private eMarketplace solutions and Elcom Services Group, Inc., which is managing the transition of the recent sale of certain of its assets and the assignment of customers to ePlus. elcom, inc.'s innovative remotely-hosted technology establishes the next standard of value and enables enterprises of all sizes to realize the benefits of eProcurement without the burden of significant infrastructure investment and ongoing content and system management. PECOS Internet Procurement Manager, elcom, inc.'s remotely-hosted eProcurement and eMarketplace enabling platform was the first "live" remotely-hosted eProcurement system in the world. Additional information can be found at www.elcominternational.com.

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

Except for the historical information contained herein, the matters discussed in this Press Release could include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the Company's objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects", "forecasts" or similar expressions, are forward-looking statements. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that the Company's expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) availability and terms of appropriate working capital and/or other financing to keep the Company operating as a going concern, and the Company's cash position as of its last Form 10-K and its history of ongoing operating losses; (ii) the overall marketplace and client's acceptance and usage of eCommerce software systems, including corporate demand therefore, the impact of competitive technologies, products and pricing, particularly given the subsequently larger size and scale of certain competitors and potential competitors, control of expenses, revenue generation by the acquisition of new customers, the acceptance of the Company's system by individual agencies of the Scottish Executive (Government of Scotland), and corporate demand for eProcurement and eMarketplace solutions; (iii) the consequent results of operations given the aforementioned factors; and (iv) the anticipated requirement of the Company to raise additional working capital to fund operations during 2004 and the availability of any such funding to the Company, and other risks detailed from time to time in the Company's Annual Report on Form 10-K and in its other SEC reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this Press Release.

The financial data set forth below should be read in conjunction with the Consolidated Financial Statements and other disclosures contained in the Company's 2001 Annual Report on Form 10-K. The Company intends to file its form 10-Q for the first quarter of 2003 within the next five days.


                  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    (UNAUDITED)


                                                                      QUARTER ENDED
                                                                        MARCH 31,
                                                                 ----------------------
                                                                   2003          2002
                                                                 --------      --------
Net sales                                                        $    669      $    599
Cost of sales                                                         194            93
                                                                 --------      --------
Gross profit                                                          475           506
Expenses:
  Selling, general and administrative                               2,350         3,961
  Research and development                                             59           375
  Asset impairment, restructuring, and other related charges           --           338
                                                                 --------      --------
  Total expenses                                                    2,409         4,674
                                                                 --------      --------
Operating loss from continuing operations                          (1,934)       (4,168)
Interest income (expense) and other, net                               (3)           (6)
                                                                 --------      --------
Net loss before income taxes                                       (1,937)       (4,174)
Income tax benefit                                                    492            --
                                                                 --------      --------
Net loss from continuing operations                                (1,445)       (4,174)

Net loss from discontinued operations                                (116)       (1,420)
Gain on disposal of discontinued operations                            --           680
                                                                 --------      --------
Net loss from total operations                                   $ (1,561)     $ (4,914)
                                                                 ========      ========

Net income (loss) per share data:

    Continuing operations                                        $  (0.05)     $  (0.14)
    Discontinued operations                                            --         (0.04)

    Gain on disposal of discontinued operations                        --          0.02
                                                                 --------      --------

Basic and diluted net income (loss) per share                    $  (0.05)     $  (0.16)
                                                                 ========      ========
Basic and diluted weighted average common shares outstanding       30,902        30,898
                                                                 ========      ========

                       CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (IN THOUSANDS)
                                    (UNAUDITED)


                                                    MARCH 31,      DECEMBER 31,
                                                      2003            2002
                                                     ------          ------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                          $  379          $2,302
  Accounts receivable, net                              228             320
  Prepaids and other current assets                     464             205
  Current assets of discontinued operations              31             238
                                                     ------          ------
      Total current assets                            1,102           3,065
                                                     ------          ------
PROPERTY, EQUIPMENT AND SOFTWARE, NET                 1,408           1,846
OTHER ASSETS, NET                                        72             113
NON-CURRENT ASSETS OF DISCONTINUED OPERATIONS            --             106
                                                     ------          ------
                                                     $2,582          $5,130
                                                     ======          ======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Other current liabilities                          $2,455          $3,491
  Current liabilities of discontinued operations        109              41
                                                     ------          ------
      Total current liabilities                       2,564           3,532
                                                     ------          ------


TOTAL STOCKHOLDERS' EQUITY                               18           1,598
                                                     ------          ------
                                                     $2,582          $5,130
                                                     ======          ======